Filed pursuant to Rule 424(b)(5)
Registration No. 333-259447

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 23, 2021)

Rekor Systems, Inc.

6,100,000 Shares of Common Stock,

Pre-Funded Warrants to Purchase 772,853 Shares of Common Stock,

Common Warrants to Purchase up to 6,872,853 Shares of Common Stock,

Placement Agent Warrants to Purchase up to 481,100 Shares of Common Stock,

8,126,806 Shares of Common Stock Underlying the Pre-Funded Warrants, and

Shares of Common Stock Underlying the Common Warrants and Placement Agent Warrants

We are offering 6,100,000 shares of our common stock, par value $0.0001 per share, or Common Stock, common warrants to purchase up to 6,872,853 shares of our Common Stock, or Common Warrants, to a certain institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The offering price for each share of Common Stock and accompanying Common Warrants to purchase one share of Common Stock is $1.455. The Common Warrants have an exercise price of $1.60 per share. The Common Warrants are exercisable immediately upon issuance, and will expire five (5) years from the date of issuance. We are also offering the shares of our Common Stock that are issuable from time to time upon exercise of the Common Warrants.

We are also offering pre-funded warrants, or Pre-Funded Warrants, to purchase up to an aggregate of 772,853 shares of Common Stock (and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants), to the same institutional investor whose purchase of shares of Common Stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering, in lieu of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share of Common Stock. The offering price is $1.454 per Pre-Funded Warrant and accompanying Common Warrants. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. The shares of Common Stock or Pre-Funded Warrants, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “REKR.” On March 23, 2023, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $1.43 per share.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue to the placement agent, or its designees, warrants to purchase up to 481,100 shares of Common Stock, or Placement Agent Warrants, as part of the compensation payable to the placement agent (the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are also being registered hereby). The Placement Agent Warrants will have substantially the same terms as the Common Warrants described above, except that the Placement Agent Warrants will have an exercise price of $1.8188 per share (representing 125% of the combined purchase price per Share and accompanying Common Warrants) and will expire five years following the commencement of the sales pursuant to this offering. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and the documents incorporated by reference herein and page 24 of the accompanying prospectus.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the placement agent the cash fees set forth in the table below.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total(1)
Offering price	$1.455	$1.454	$9,999,228.26
Placement agent’s fees(2)	$0.109	$0.109	$750,000.08
Proceeds, before expenses, to us	$1.346	$1.345	$9,249,228.18

(1)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.
(2)

We have also agreed to reimburse the placement agent for certain offering-related expenses and to issue to the placement agent (or its designees) warrants to purchase shares of Common Stock in connection with the offering. See “Plan of Distribution” for additional information regarding the placement agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock, Pre-Funded Warrants, Placement Agent Warrants, and Common Warrants is expected to be made on or about March 27, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 23, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-259447) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”), on September 10, 2021 and which became effective on September 21, 2021.

This document is in two parts. The first part is this prospectus supplement which describes the specific terms of an offering of shares of our Common Stock, Pre-Funded Warrants, Placement Agent Warrants and Common Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.

We have not and the placement agent has not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “Rekor,” the “Company,” “we,” “us,” “our” and similar names refer Rekor Systems, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

Rekor is leading the charge to become the premier provider of roadway intelligence and data-driven mobility insights on a global scale. As a technology company, we are dedicated to transforming the public safety, urban mobility, and transportation management market segments worldwide with our cutting-edge, AI-driven solutions tailored specifically to the unique needs of each sector. Our commitment to delivering mission-critical solutions for roadway intelligence is driven by our vision of creating smarter, safer, and more sustainable streets for all communities. To achieve this vision, we strive to collect, connect, and organize the world’s mobility data, harnessing its full potential to provide the most essential, real-time, and predictive actionable mobility insights. With our innovative approach and relentless pursuit of excellence, we are making mobility data universally accessible and useful for all, empowering our customers to make informed decisions and drive meaningful progress towards a better future.

Our operations are conducted by our wholly-owned subsidiaries, Rekor Recognition Systems, Inc., Waycare Technologies, Ltd., and Southern Traffic Services, Inc.

Corporate Information

Rekor Systems, Inc. was formed in February 2017. Our principal executive office (and mailing address) is located at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, and our telephone number is (410) 762-0800.

Our corporate website is www.rekor.ai. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

THE OFFERING

Common Stock offered by us in this offering	6,100,000 shares

Common Warrants offered by us in this offering	Common Warrants to purchase up to an aggregate of 6,872,853 shares of our Common Stock and. Each share of our Common Stock. Each Pre-Funded Warrant to purchase one share of our Common Stock is being sold together with a Common Warrant to purchase one share of our Common Stock. Each Common Warrant has an exercise price of $1.60 per share, and becomes exercisable immediately upon issuance, and will expire five (5) years following the original date of issuance. The shares of Common Stock or the Pre-Funded Warrants and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the 6,872,853 shares of Common Stock issuable upon exercise of the Common Warrants. See “Description of Securities We Are Offering” on page S-8 of this prospectus supplement.

Pre-Funded Warrants offered by us in this offering	Pre-Funded Warrants to purchase up to an aggregate of 772,853 shares of our Common Stock. Each Pre-Funded Warrant to purchase one share of our Common Stock is being sold together with a Common Warrant to purchase one share of our Common Stock. Each Pre-Funded Warrant has an exercise price of $0.001 per share, is immediately exercisable and will expire when exercised in full. The Pre-Funded Warrants and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the 772,853 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering” on page S-8 of this prospectus supplement.

Offering price per share	$1.455 ($1.454 for each Pre-Funded Warrant).

Common Stock outstanding immediately after this offering	61,161,464 shares (i) based upon shares outstanding at September 30, 2022 with certain exclusions (see below), and (ii) assuming the exercise in full of the Pre-Funded Warrants and no exercise of Common Warrants and the Placement Agent Warrants.

Use of proceeds

The net proceeds from our sale of Common Stock in this offering is expected to be approximately $9.0 million, after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds from the exercise of the Common Warrants or Placement Agent Warrants, if any.

We currently expect to use the net proceeds for general corporate purposes and working capital. See “Use of Proceeds.”

Risk factors	You should carefully read and consider the information beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our securities.

Nasdaq Capital Market symbol for Common Stock	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “REKR.” There is no established trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect a trading market to develop. We do not intend to list the Common Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be extremely limited.

The number of shares of our Common Stock to be outstanding after this offering is based on 54,288,611 shares of our Common Stock outstanding as of September 30, 2022, assumes the exercise of all Pre-Funded Warrants, and excludes as of such date:

•	6,872,853 shares of Common Stock that may be issued upon exercise of the Common Warrants at an exercise price of $1.60 per share;

•

481,100 shares of Common Stock that may be issued upon exercise of the Placement Agent Warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $1.8188 per share;

•	692,311 shares of our Common Stock issuable upon exercise of warrants outstanding with a weighted average exercise price of $3.02; and

•	960,152 shares of our Common Stock underlying outstanding options, with a weighted average exercise price of $1.24.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding stock options and no exercise of outstanding warrants (including the Common Warrants and Placement Agent Warrants).

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and our Nasdaq Listing

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution.

Because the offering price per share in this offering exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering you will incur an immediate and substantial dilution in the net tangible book value of the shares of Common Stock you purchase in this offering or the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants you purchase in this offering. After giving effect to the sale by us of: (i) 6,100,000 shares of our Common Stock at a price of $1.455 per share of Common Stock and associated Common Warrants and, (ii) 772,853 Pre-Funded Warrants at a price of $1.454 per Pre-Funded Warrant and associated Common Warrants, and after deducting placement agent fees and estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants and no exercise of the Common Warrants, you will experience immediate dilution of $1.265 per share, representing the difference between the effective offering price per share and our as adjusted net tangible book value per share as of September 30, 2022. The exercise of warrants, including the Common Warrants issued in this offering, exercise of outstanding stock options, may result in further dilution of your investment. See the section entitled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our Common Stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock. We are generally not restricted from issuing additional securities, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares of Common Stock in this offering and any future sales of a substantial number of shares of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

There is no public market for the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants being offered in this offering.

There is no established public trading market for the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants, Pre-Funded Warrants and Placement Agent Warrants will be limited.

Holders of Common Warrants, Pre-Funded Warrant and Placement Agent Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such Common Warrants, Pre-Funded Warrants and Placement Agent Warrants and acquire our Common Stock.

Until holders of Common Warrants, Pre-Funded Warrants and Placement Agent Warrants acquire shares of our Common Stock upon exercise of such Warrants, Pre-Funded Warrants and Placement Agent Warrants, the holders will have no rights with respect to the shares of our Common Stock underlying such Common Warrants, Pre-Funded Warrants and Placement Agent Warrants. Upon exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We have never declared or paid any cash dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

Our Common Stock could be delisted from the Nasdaq Capital Market.

We may be unable to maintain the listing of our Common Stock on the Nasdaq. In the event that our Common Stock were to be delisted from the Nasdaq Capital Market, we expect that it would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets which provide significantly less liquidity than the Nasdaq or other national securities exchanges. In the event that our Common Stock were to be delisted from the Nasdaq Capital Market, it may have a material adverse effect on the trading and price of our Common Stock.

If, for any reason, Nasdaq should delist our Common Stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a material adverse effect on our shareholders may occur due to a reduction in some or all of the following: the market price of our common shares; the liquidity of our common shares; our ability to obtain financing for the continuation of our operations; the number of market makers in our common shares; and the number of institutional and general investors that will consider investing in our common shares.

In the event that our Common Stock were to be delisted from the Nasdaq Capital Market, it may be considered a “penny stock.” Securities broker-dealers participating in sales of our Common Stock would then be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Factors that might cause differences between our actual results contemplated by our forward-looking statements include, among other things, those discussed under “Risk Factors” in this prospectus supplement.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our Common Stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $9.0 million based on the sale of 6,100,000 shares of Common Stock at an offering price of $1.455 per share and Pre-Funded Warrants to purchase 772,853 shares at an offering price of $1.454, after deducting placement agent’s fees and estimated offering expenses payable by us (excluding the proceeds, if any, from the exercise of the Common Warrants or Placement Agent Warrants).

We currently intend to use the net proceeds to us from this offering for general corporate purposes and working capital. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Accordingly, we will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Investors are further cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of our Common Stock and/or Pre-Funded Warrants and Common Warrants in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. The net tangible book value of our Common Stock as of September 30, 2022 was approximately $2.5 million, or approximately $0.05 per share of Common Stock based upon 54,288,611 shares of common stock outstanding at that time. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Common Stock outstanding as of September 30, 2022.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the effective offering price per share paid by purchasers of securities in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. After giving effect to the sale of shares of Common Stock (assuming full exercise of the Pre-Funded Warrants, but excluding any exercise of the Common Warrants and Placement Agent Warrants) to be sold in this offering, and after deducting estimated placement agent fees and offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $11.5 million, or $0.19 per share. This represents an immediate increase in net tangible book value of $0.14 per share to existing stockholders and immediate dilution of $1.27 per share to investors purchasing our securities in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$1.455
Historical net tangible book value per share as of September 30, 2022	$0.05
Increase in as adjusted net tangible book value per share attributable to this offering	$0.14

As adjusted net tangible book value per share as of September 30, 2022 after this offering		$0.19

Dilution per share to new investors		$1.265

The discussion of dilution, and the table quantifying it, assume the sale of all shares and Pre-Funded Warrants covered by this prospectus supplement and no exercise of any outstanding options or warrants or other potentially dilutive securities, including the Common Warrants and Placement Agent Warrants. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of September 30, 2022:

•	6,872,853 shares of Common Stock that may be issued upon exercise of the Common Warrants at an exercise price of $1.60 per share;

•

481,100 shares of Common Stock that may be issued upon exercise of Placement Agent Warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $1.8188;

•	960,152 shares of our Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.24 per share; and

•	692,311 shares of our Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.02.

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of Common Stock in the future, there will be further dilution to new investors participating in this offering.

DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of Common Stock and pre-funded warrants to purchase shares of our Common Stock. The following description of our shares of Common Stock and pre-funded warrants summarizes the material terms and provisions thereof, including the material terms of the shares of Common Stock and pre-funded warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the Common Stock, see “Description of Capital Stock” in the accompanying prospectus. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “REKR”.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $1.454 (equal to the purchase price per share of common stock sold in this offering, minus $0.001). The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise Price and Duration. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional common shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market. There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reclassification, reorganization or recapitalization of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of common stock or more than 50% or more of the voting power of the common equity of the Company, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Amendment and Waiver. The Pre-Funded Warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Common Warrants will have an exercise price of $1.60 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Trading Market. There is no established public trading market for the Common Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Common Warrant.

Placement Agent Warrants

We have also agreed to issue to issue to H.C. Wainwright & Co., LLC (or its permitted assignees or designees) Placement Agent Warrants to purchase a number of shares of our Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and shares of Common Stock issuable upon the exercise of Pre-Funded Warrants included in this offering, or 481,100 shares of Common Stock, at an exercise price equal to 125% of the offering price of the Common Stock and accompanying Common Warrants in this offering, or $1.8188 per share, and to pay certain expenses of the placement agent in connection with this offering. The Placement Agent Warrants will be exercisable immediately and will expire five years from the commencement of sales in the offering. Except as provided herein, the Placement Agent Warrants will have substantially the same terms as the Common Warrants issued to the investor in the offering. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of which will be filed as an exhibit to our Current Report on Form 8-K and which will be incorporated by reference herein.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our Common Stock, Pre-Funded Warrants and Common Warrants offered pursuant to this prospectus supplement.

We expect to deliver the shares of our Common Stock, Pre-Funded Warrants and Warrants being offered pursuant to this prospectus supplement on or about March 27, 2023, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent in connection with this offering (i) a cash fee equal to 7.5% of the aggregate gross proceeds of this offering, (ii) a non-accountable expense allowance of $75,000 and (iii) $15,950 for the clearing expenses.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $150,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, or its designees, at the closing of this offering, Placement Agent Warrants to purchase 7.0% of the number of shares of our Common Stock and Pre-Funded Warrants sold in this offering (or warrants to purchase up to 481,100 shares of our Common Stock), at an exercise price of $1.8188 per share (representing 125% of the offering price per share of Common Stock and accompanying Common Warrants). The Placement Agent Warrants and the shares of our Common Stock issuable upon exercise thereof are being registered hereby.

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire five years from the commencement of sales in the offering.

Except as provided above, The Placement Agent Warrants will have substantially the same terms as the Common Warrants issued to the investor in the offering.

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who introduced to us by placement agent during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.

Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive manager or underwriter or agent, as applicable, if we or our subsidiaries finance any indebtedness using an agent, or raise capital through a public or private offering of equity, equity-linked or debt securities at any time prior to the 12-month anniversary of the consummation date of this offering.

Lock-up Agreement

We have agreed to be subject to a lock-up for a period of 90 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or their equivalents, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, the placement agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

Transfer Agent

The transfer agent and registrar for our common stock is Direct Transfer, LLC a subsidiary of Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “REKR”. There is no established public trading market for the Common Warrants, Pre-Funded Warrants or the Placement Agent Warrants, and we do not expect a market to develop.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement has been passed upon for us by Crowell & Moring LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated in this prospectus supplement by reference, have been so incorporated in reliance on the report of Friedman LLP (“Friedman”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The Company was notified that certain assets of Friedman, were acquired by Marcum LLP (“Marcum”) effective September 1, 2022. The Company approved the dismissal of Friedman and the engagement of Marcum to serve as the independent registered public accounting firm of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.rekor.ai. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 11, 2022 and November 14, 2022;

3.

Our Current Reports on Form 8-K, filed with the SEC on January 4, 2022, February  25, 2022, May  16, 2022 (Film No.: 22825492), June  21, 2022, August  16, 2022, September  15, 2022, September  28, 2022, October  21, 2022, December  8, 2022, December 21, 2022, January 23, 2023 and March 22, 2023;

4.	Our Definitive Proxy Statement filed on June 28, 2022; and

5.	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the SEC on January 8, 2018.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the filing of a post-effective amendment to the registration statement that this forms a part that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Company. Any such request should be addressed to us at:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

Information about us is also available at our website at www.rekor.ai. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

PROSPECTUS

REKOR SYSTEMS, INC.

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell up to $350,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “REKR.” On September 9, 2021 the last reported sale price of our common stock on The Nasdaq Capital Market was $11.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $350,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Rekor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Rekor Systems, Inc., a Delaware corporation, and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Rekor Systems, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

ABOUT REKOR SYSTEMS, INC.

Overview

Our mission is to provide intelligent infrastructure and insights that build safer, smarter, and more efficient cities around the world. We are a leader in the emerging market to provide support services for intelligent infrastructure and intelligent roadways, and have developed a suite of products and services using artificial intelligence (“AI”) and other recent technological advances to provide innovative solutions. With a global footprint across 65 countries, we provide actionable and real-time insights to commercial clients, as well as government entities.

Our vision is to provide innovations that improve the lives, safety and well-being of people using AI and other advanced technologies. Our capabilities appeal to businesses and governmental entities in solving a wide variety of real-world mobility and infrastructure-related operational challenges. Using recent advances in data collection, analysis and transmission, the Company generates useable solutions that empower smart cities and intelligent roadways. Our suite of solutions has applications in the field of safety and incident management, traffic and infrastructure, sustainability and green initiatives, and socioeconomic and demographic mobility. Our products and services contribute to building environmentally friendly cities and roadways that leverage our insights to operate more efficiently and sustainably. We improve the commute of motorists by reducing congestion and optimizing traffic flow. We track traffic flow, pattern, volume, weight in motion and vehicle classification to aid in the engineering and planning of modern infrastructures. Our solutions allow decision makers to measure and reduce the impact of greenhouse gas emissions and vehicle air pollution on communities. Customers currently use our products or services in applications that include public safety, transportation, parking, security, customer experience, operational efficiency and logistics. We create safer communities by providing government agencies with the technology they need to effectively protect and serve their citizens and provide businesses with solutions to improve customer experience, enhance revenue, reduce operating costs and drive operational efficiency.

We aggregate data using mobile and mounted optical sensors with on-device (“edge”) processing, as well as through acquisition of data feeds from third party vendors. Our tech stack, with its open architecture, allows seamless integration with any Internet Protocol optical device, reducing our clients’ need to invest in legacy system upgrades. We use edge processing to capture, store, and process the data close to the source. Our proprietary technology allows for cost effective real-time monitoring by reducing the bandwidth needed to transmit information for analysis, setting us apart from other data aggregators. We use artificial intelligence and machine learning to process large amounts of information we capture to provide tailored solutions to our clients. Before it is incorporated into our roadway intelligence platform, all our data passes through our sophisticated and proprietary personally identifiable information (“PII”) filter that deidentifies the data in an irreversible way. Our proprietary algorithms are created to be in full compliance with the security and privacy requirements of each end user.

Rekor One™ is our single source platform for roadway intelligence. Our platform was built to allow us to create custom applications for an array of use cases. For traffic and infrastructure, the analytics can be used for engineering and planning studies, measuring of vehicle flow and patterns, and for the studying of vehicle weights and classifications. Safety and incident management is another core pillar, as one can access live streams of video, track traffic congestion, receive wrong way and incident alerts, and detect unsafe speeds or hazardous elements. Additionally, sustainability and green initiatives allow users to count electric vehicles based on frequency for charging station planning, compare electric vehicle density vs. total traffic, analyze United States Environmental Protection Agency (“EPA”) air pollution, smog, and other emissions, and track electric vehicle geographic traffic flow. We seek to deliver insights through an expanding software portfolio that not only addresses the challenges our customers are currently facing but also empower them to effectively deal with their evolving impending challenges. Rekor One™’s industry leading features allow users to observe security and privacy protocols that are customized to the needs and requirements of each end-user department or agency. This facilitates high level compliance with the latest advances in privacy and information security requirements.

Currently, our vehicle recognition software has the capability to analyze multi-spectral images and video streams and concurrently extract license plate data by state or province from approximately 80 countries, together with the vehicle’s make, model, color, body type and direction of travel. When combined with speed-optimized code, parallel processing capability and best-in-class hardware accessories, such as optical sensors and communications modules, the software captures license plate data and vehicle characteristics at extremely high vehicle speeds with a high degree of accuracy. Our software can effectively operate in unusually difficult conditions, such as low lighting, poor weather, extreme camera viewing angles, and obstructions.

We seek to address issues of aging infrastructure, increasing traffic congestion, and depleting natural resources, by providing customers with the ability to collect, analyze and communicate actionable roadway and community intelligence in an accurate, real-time, and cost-effective manner. We provide actionable and differentiated answers on a single platform that is built to serve multiple missions. With the ability to generate more accurate results with less expensive hardware than legacy systems, we have changed the dynamics of the existing market, enabling the creation of increasingly robust networks to aggregate data at lower cost. We can process the data using artificial intelligence to develop custom-built solutions for an array of client needs.

Our operations are conducted by our wholly owned subsidiaries, Rekor Recognition Systems, Inc. (“Rekor Recognition”) and Waycare Technologies Ltd. (“Waycare). In connection with the development of several new public safety products, we acquired substantially all the assets of OpenALPR Technology, Inc. in March 2019. This acquisition (the “OpenALPR Technology Acquisition”) transferred vehicle recognition software and associated licenses and proprietary rights to OpenALPR Software Solutions, LLC (“OpenALPR”), a new wholly owned subsidiary of Rekor Recognition. Since the Open ALPR Technology Acquisition, our engineering teams have worked continuously to expand and refine the Open ALPR platform. In October 2020, we announced the launch of Rekor One™, an advanced platform that serves as a unifying source of roadway intelligence for multiple government agencies across cities, counties and states. The Rekor One™ platform supports multiple community safety, intelligent roadway and revenue generation activities that can benefit from the use of our advanced vehicle recognition software.

In August 2021, completed the acquisition of our wholly-owned subsidiary Waycare, for approximately $61 million consisting of a combination of cash and common stock. Waycare uses AI to aggregate and process data from various sources to help government agencies with crash prediction and congestion detection, as well as incident management and identification. Waycare’s solution builds a more complete picture of the road by collating data from transportation agencies’ existing infrastructure and synthesizing it with additional data from connected car platforms, construction projects, fleet management programs, weather services, and public transit. AI algorithms ingest and process this information to produce actionable insights and predictions. The acquisition of Waycare significantly grows our footprint, providing immediate opportunities to cross-sell products and services as well as accelerate access to new markets. Waycare’s AI platform is complementary to our platform and is being integrated into the Rekor One™ platform to broaden our suite of solutions for safety and incident management. The acquisition increases the scale and breadth of our intelligence infrastructure platform.

Business Strategy

Since 2019, we have been focusing on developing and marketing products and services with vehicle recognition features powered by our AI based technology. We have concentrated on developing our footprint across different industries that can make use of our advances in vehicle recognition. We have focused both on improving our product and service offerings and our ability to penetrate the markets for these products and services. Current customers are using these products and services for: a) toll collection and traffic analysis in the transportation market, b) school and traffic safety and other law enforcement applications in the public safety market, c) parking management, d) perimeter management and surveillance in the private security market and e) vehicle tracking, perimeter security and warehouse operations in the logistics market. Our efforts to further penetrate these markets have included strategic partnership with major market participants, the establishment of reseller programs for smaller businesses and the implementation of an eCommerce platform that supports frictionless direct sales to customers via the Internet.

Since the OpenALPR Technology Acquisition, we have developed a broad range of vehicle recognition product and service lines, starting with public safety, parking operations and toll collection and expanding into criminal justice information sharing, roadway compliance program operations, auto wash and service, quick service restaurants and drive-in retail. We shifted from a perpetual licensing model to a subscription- based model, refined and rebranded our software to highlight products such as Rekor Scout™ and Rekor CarCheck™ and released several packaged hardware products with preloaded versions of our vehicle recognition engine. We have also launched a robust eCommerce portal on the OpenALPR.com site, enabling customers to conveniently purchase Rekor Scout and Rekor CarCheck with just a credit card and a click. This allows owners to immediately enhance their business operations while reducing the operating cost for Rekor.

The ability of our technology to bring enhanced capabilities to existing hardware systems, as well as the inclusion of cross-program interfaces that allow real-time data analysis from a variety of sources, has also created new opportunities for the use of vehicle recognition systems. Our recently announced Rekor One™ platform and Rekor Go app have been designed to support these new uses by taking full advantage of the latest advances in data processing and digital communications. These efforts are already producing promising results in connection with our retention by the State of Oklahoma in its program to identify uninsured motor vehicles, our pilot program with the North Dakota state parks system and our selection by MasterCard as a partner in its AI Powered Drive Through Platform. Our August 2021 acquisition of Waycare further enhances the Rekor One™ platform. We expect to continue to find new opportunities to provide unified, multi-mission support for governmental programs and to integrate our products and services into quick service drive through operations and retail customer loyalty programs.

Corporate Information

Rekor Systems, Inc. (formerly Novume Solutions, Inc.) was formed in February 2017 to effectuate the mergers of, and become a holding company for KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”). On April 26, 2019, we changed our name from Novume Solutions, Inc. to Rekor Systems, Inc. Our principal executive office (and mailing address) is located at 7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, and our telephone number is (410) 762-0800.

Our corporate website is http://www.rekor.ai. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, and June 30, 2021, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus, or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, research and development costs, the acquisition or licensing of other businesses, strategic investments in complementary businesses, products, services, or technologies, including companies that might benefit from the use of Rekor’s technology, working capital and capital expenditures. We cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered offering or the amounts we will actually spend on the uses set forth above. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We will have broad discretion over how to use the net proceeds to us from any securities offered under this prospectus.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

As of September 10, 2021, there were 43,840,047 shares of common stock issued and outstanding, held by approximately 54 registered holders of record, excluding stockholders for whom shares are held in “nominee” or “street name” and. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.

Our Board of Directors previously designated 505,000 shares of our authorized Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and 240,861 shares of our authorized Preferred Stock as Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”). In connection with the closing of a public offering on February 9, 2021, all of the Company’s issued and outstanding Series A Preferred Stock and Series B Preferred Stock was converted, pursuant to their respective terms, into an aggregate of 1,416,785 shares of the Company’s common stock. As a result, no shares of Series A Preferred Stock and Series B Preferred Stock remain issued and outstanding.

Outstanding Public Warrants

The Company has warrants outstanding that are exercisable into a total of 694,389 shares of common stock as of September 10, 2021.

Outstanding Options, Restricted Stock Units, and Other Equity Awards

The Company has 1,733,226 shares of our common stock that are subject to outstanding options, restricted stock units and equity incentive warrants as of September 10, 2021

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation, as Amended, and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation, as amended, and Bylaws, including:

•	the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

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the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

•	the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “REKR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC a subsidiary of Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $350,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $350,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1)

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•

the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

•	if the debt securities of a series, in whole or any specified part, shall be defeasible. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities. (Section 2.2)

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, or a nominee of DTC (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. (Section 2.4) You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder. (Section 2.7)

Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of the DTC. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities. (Article 4)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

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the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing. (Section 5.1)

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

•	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

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failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

•	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

•	certain cross defaults, if and as applicable; and

•	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities. (Section 6.1)

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.2) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. (Section 6.6) The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. (Section 6.5) However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. (Section 6.5)

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

•	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods (Section 6.6).

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities. (Section 6.6)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.7)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.4) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee. (Section 8.1)

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

•

waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity; or

•

make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities. (Section 8.2)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series (Section 6.4); provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.2)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

This is referred to as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 9.3).

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 10.9)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.8)

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants; which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Rekor.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

GLOBAL SECURITIES

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global certificates (collectively, global securities). The global securities will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•

an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

•	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

•	the method of distribution of the securities;

•	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

•	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

•	any delayed delivery obligations to take the securities;

•	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

•	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

•	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon by Crowell & Moring LLP, Washington, District of Columbia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Rekor Systems, Inc. as of and for the years ended December 31, 2020 and 2019 appearing in this prospectus and registration statement of which this prospectus is a part have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 24 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Rekor Systems, Inc.

7172 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 (filed with the SEC on May 10, 2021 and August 16, 2021, respectively);

•	Our Current Report on Form 8-K, filed with the SEC on February 9, 2021, March 1, 2021, July 1, 2021, August 9, 2021, August 19, 2021 and August 23, 2021; and; and

•

The description of our common stock set forth in the Registration Statement on  Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing, by telephone, or by email at the following addresses:

Rekor Systems, Inc.

7172 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

Rekor Systems, Inc.

6,100,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 772,853 Shares of Common Stock

Common Warrants to Purchase up to 6,872,853 Shares of Common Stock

Placement Agent Warrants to Purchase up to 481,100 Shares of Common Stock

8,126,806 Shares of Common Stock Underlying the Pre-Funded Warrants

Shares of Common Stock Underlying the Common Warrants and Placement Agent Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March 23, 2023